Exhibit 99.1

FIRST ALBANY REPORTS FINANCIAL
RESULTS FOR THE SECOND QUARTER 2004

ALBANY, NEW YORK, July 29, 2004 – First Albany Companies Inc. (NASDAQ: FACT) today reported financial results for the second quarter and six months ended June 30, 2004, and will hold a conference call today at 10:00 a.m. EDT (see dial-in information below).

Overview of Quarterly and First Half Results

First Albany’s 2004 second quarter net revenues were $41.0 million compared to $46.9 million for the same period in 2003.   The Company reported net income of $2.7 million for the second quarter 2004, compared to net income of $2.5 million for the same period in 2003.  Included in results for the second quarter were losses in FA Asset Management related to future discontinued operations of $0.4 million, net of tax. Second quarter 2004 net income per diluted share was $0.19 compared to net income of $0.22 per diluted share in the second quarter of 2003.  Net income from continuing operations was $2.4 million for the second quarter of 2004 compared to $2.4 million in the second quarter of 2003.  Diluted earnings per share from continuing operations for the second quarter of 2004 was $0.17 per share compared to $0.21 in the second quarter of 2003.

For the six months ended June 30, 2004, net revenues were $83.5 million compared to $92.6 million for the same period in 2003, and net income was $0.7 million compared to $4.7 million for the same period in 2003. Included in results for the six months ended June 30, 2004 were losses of $1.0 million, net of tax, in FA Asset Management related to future discontinued operations and a $1.2 million increase in reserves, net of tax, in the first quarter 2004 related to both a previously-disclosed customer dispute as well as an arbitration award in an employment dispute which is being appealed. Earnings per diluted share for the six months ended June 30, 2004 was $0.06 compared to $0.43 per diluted share for the same period in 2003.  Net income from continuing operations was $0.5 million for the six months ended June 30, 2004 compared to $4.6 million in the same period of 2003.  Diluted earnings per share from continuing operations for the six months ended June 30, 2004 was $0.04 per share compared to $0.42 for the six months ended June 30, 2003.

“Uncertainties in the economy and financial markets contributed to a decline in trading among institutional investors during the most recent quarter.  Despite these challenges, our equity capital markets and corporate investment banking businesses still turned in a solid performance, with second quarter net revenues up 38.5% over the same period last year, with an investment banking pipeline that is the strongest in the firm’s history,” said Alan Goldberg, President and Chief Executive of First Albany.  “Municipals returned to a more normalized operating and profit profile, while the overall fixed income business was down, and we are addressing this continued downturn in a number of ways, including through our Descap acquisition.”

In May the Company closed on its acquisition of Descap Securities, a New York-based broker-dealer and investment bank specializing in mortgage-backed securities, and began integrating Descap operations into First Albany’s fixed income platform.  “The acquisition of Descap Securities represents an important expansion of the Company’s product capabilities in taxable fixed income,” said Goldberg.  “I am pleased with their results to date and optimistic about their future performance.

 “In addition, we continue to implement cost-savings initiatives that will enable us to achieve competitive margins by reducing fixed overhead costs,” said Goldberg.  “Given continued difficulties in corporate bonds and some softening in the equity markets, we are in the process of identifying $5 million in cost savings across all areas of the firm and will provide an update on progress when we release third quarter results.”

Major Segment Operating Results

Brokerage Operations

Brokerage Operations is comprised of First Albany Capital, the securities brokerage and investment banking operation of the Company, and its wholly owned subsidiary, Descap Securities, a broker-dealer and investment bank specializing in mortgage-backed securities.

Net revenues from the Company’s Brokerage Operations were $36.2 million for the second quarter ended June 30, 2004, compared to $42.7 million for the same period in 2003.  The Company’s Brokerage Operations reported a net loss of $0.9 million for the second quarter 2004, compared to net income of $1.6 million for the same period in 2003.  For the first half of 2004, net revenues from the Brokerage Operations were $78.5 million, as compared with $82.0 million for the first half of 2003.  Net income for the first half of 2004 was a net loss of $0.9 million compared to net income of $2.6 million for the same period in 2003.

Results for the divisions of the Company’s Brokerage Operations are:

•

Net revenues for Equity Capital Markets were $16.6 million for the second quarter of 2004, up from $12.0 million in the second quarter of 2003.  Continued strength in investment banking fees and improvement in listed trading revenue were the primary reasons for the year-over-year improvement for the quarter. Compared to the second quarter of 2003, investment banking revenues were $3.8 million up from $1.2 million and listed net revenue was up $1.5 million.  During the second quarter of 2004, the Company acted as a co-manager on seven equity transactions and an advisor on two transactions. For the first six months of 2004, net revenues for Equity Capital Markets were $38.4 million as compared to $21.7 million for the first six months of 2003.

•

The Municipal Capital Markets group net revenue was $9.8 million for the second quarter of 2004 as compared to $9.9 million for the same period in 2003.  During the second quarter the firm acted as a sole or senior manager on twelve transactions, a co-manager on twenty transactions and an advisor on seventeen transactions. For the first six months of 2004, net revenues for Municipal Capital Markets were $16.6 million as compared to $18.9 million for the first six months of 2003.  The Public Finance group acted as senior-manager and lead book runner on a $500 million offering for the state of California, which was the group’s largest senior-managed transaction in its history.

•

The Taxable Fixed Income unit reported net revenue for the second quarter of $5.3 million compared to $15.5 million in the second quarter of 2003. Declining institutional investor transaction activity and the overall compression spreads in their markets continued to negatively impact net revenue in Taxable Fixed Income.  For the first six months of 2004, net revenues were $14.5 million as compared to $31.2 million for the first six months of 2003.

Parent & Affiliates

•

The Company is continuing to review alternatives with regard to the discontinuance of its asset management business, other than its convertible bond arbitrage group, and anticipates it will become a discontinued operation as of the end of the 2004 third quarter.

•

FA Technology Ventures (FATV) added two new portfolio companies in the second quarter.  FATV acted as a co-lead investor in CreditSights, Inc., an internet-enabled, independent research firm providing capital market research to institutional investors, and also invested in Autotask, Inc., which develops, markets, and hosts professional services automation software.  As of June 30, 2004 the fund was 50% invested/reserved.

•

Investment gains for the quarter ended June 30, 2004 were $4.7 million, net of tax, due primarily to an increase in fair market value of the investment portfolio held by First Albany Companies.

FIRST ALBANY COMPANIES INC. (Dollars in Thousands)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues
Taxable Fixed Income	$5,271	$15,486	$14,545	$31,217
Municipal Capital Markets	9,834	9,866	16,647	18,887
Equity Capital Markets	16,604	11,991	38,384	21,732
Fixed Income-Other	1,380	4,680	4,880	8,824
Corporate-Other	668	711	1,548	1,363
First Albany Capital Inc.	33,757	42,734	76,004	82,023

Descap Securities	2,475	-	2,475	-
Total Brokerage Operations	36,232	42,734	78,479	82,023

Parent & Affiliates	138	267	246	617
FA Asset Management	572	1,107	1,218	2,462
Investments	4,010	2,789	3,602	7,503
Total Net Revenues	$40,952	$46,897	$83,545	$92,605

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Contribution by Segment
Taxable Fixed Income	$179	$3,240	$1,741	$6,558
Municipal Capital Markets	1,641	1,821	360	3,433
Equity Capital Markets	599	51	3,259	(1,064)
Fixed Income-Other	365	2,289	2,278	4,583
Corporate-Other	(4,905)	(4,853)	(10,567)	(9,488)
First Albany Capital, income (loss) before taxes	$(2,121)	$2,548	$(2,929)	$4,022
First Albany Capital, income tax (benefit)	(1,048)	972	(1,768)	1,429
First Albany Capital, net income (loss)	$(1,073)	$1,576	$(1,161)	$2,593

Descap Securities net income	215	-	215	-
Total Brokerage Operations	(858)	1,576	(946)	2,593

Parent & Affiliates, net (loss) income	(820)	(606)	(1,505)	(2,140)
FA Asset Management, net (loss) income	(569)	(217)	(1,485)	(247)
Investments, net of taxes	4,651	1,627	4,413	4,377
Discontinued Operations, net of taxes	267	146	267	146
Net income (loss)	$2,671	$2,526	$744	$4,729

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Shareholders’ Equity

Shareholders’ equity as of June 30, 2004 was $89.8 million compared to $93.5 million at March 31, 2004.  Book value per share as of June 30, 2004 was $6.86 compared to $7.81 as of March 31, 2004.

Guidance

The following information is based on current information as of July 29, 2004.  The Company does not expect to update this guidance prior to next quarter’s earnings release; however, the Company may update its full business outlook or any portion thereof at any time for any reason.  We are reducing our full year guidance due to further deterioration in our Taxable Fixed Income business, a net revenue shortfall in Municipal Capital Markets relative to budget, and a softening in equity trading business. The guidance given here assumes the Company does not experience a material fluctuation in the value of the investments held in First Albany Companies’ portfolio from June 30, 2004. This guidance is also subject to risks and uncertainties associated with general economic conditions that may cause actual results to differ materially from the guidance given.

First Albany Companies expects total consolidated net revenues for the full year ending December 31, 2004 to be between $175 and $185 million.  2004 full year net income is expected to be between $3.0 and $4.5 million excluding costs associated with exiting the asset management business.

Conference Call Information

First Albany Companies will hold a conference call today, July 29, 2004 at 10:00 a.m. EDT.

This call will be Webcast and can be accessed on the Investor Relations portion of the First Albany Companies Web site at www.firstalbany.com, as well as on all sites within CCBN's Investor Distribution Network. To participate on the call, please dial 800.540.0559 and request the First Albany earnings call. A recording of the call will be available for seven days by dialing 800.934.4548.

About First Albany

Founded in 1953, First Albany Inc. is a leading institutionally focused independent investment bank.  Through its Equity Capital Markets, Municipal and Taxable Fixed Income Divisions, as well as its subsidiary Descap Securities, First Albany focuses on serving the institutional market, the growing corporate middle market and public institutions by providing clients with strategic, research-based, innovative investment opportunities. First Albany offers a diverse range of products and advisory services in the areas of corporate and public finance as well as fixed income and equity sales and trading.  FA Technology Ventures is a leading early stage investor, providing venture capital, management and guidance for companies in the emerging growth sectors of information technology and energy technology.  First Albany is traded on NASDAQ under the symbol FACT with offices in major business and commercial markets.

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This press release contains "forward-looking statements", which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements and the Company disclaims any duty to update such statements.

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FOR ADDITIONAL INFORMATION

PLEASE CONTACT:

Steven R. Jenkins (Investors)

Chief Financial Officer

518.447.8500

Al Bellenchia

Fleishman Hillard

212.453.2256

Ben Tanner

Fleishman Hillard

212.453.2301

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FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
(In thousands of dollars except for per share amounts and shares outstanding)	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Commissions	$5,360	$3,708	$11,158	$7,895
Principal transactions	20,300	30,176	45,263	58,584
Investment banking	9,228	7,720	19,457	12,970
Investment gains	4,141	2,913	3,864	7,760
Interest	2,188	1,385	3,925	3,207
Fees and other	1,100	1,725	2,257	3,680
Total revenues	42,317	47,627	85,924	94,096
Interest expense	1,365	730	2,379	1,491
Net revenues	40,952	46,897	83,545	92,605
Expenses (excluding interest):
Compensation and benefits	29,098	31,477	61,860	63,064
Clearing, settlement and brokerage costs	1,491	1,365	2,875	2,429
Communications and data processing	3,950	3,722	8,064	7,204
Occupancy and depreciation	2,418	2,375	4,731	4,644
Selling	1,991	1,806	3,766	3,476
Other	2,065	2,258	6,232	4,402
Total expenses (excluding interest)	41,013	43,003	87,528	85,219
Income (loss) before income taxes	(61)	3,894	(3,983)	7,386
Income tax (benefit) expense	(2,465)	1,514	(4,460)	2,803
Income from continuing operations	2,404	2,380	477	4,583
Income from discontinued operations net of taxes	267	146	267	146
Net income (loss)	$2,671	$2,526	$744	$4,729

Per share data:
Basic earnings:
Continued operations	$0.19	$0.23	$0.04	$0.45
Discontinued operations	0.02	0.01	0.02	0.01
Net Income	$0.21	$0.24	$0.06	$0.46
Diluted earnings:
Continued operations	$0.17	$0.21	$0.04	$0.42
Discontinued operations	0.02	0.01	0.02	0.01
Net Income	$0.19	$0.22	$0.06	$0.43

Weighted average common and common equivalent shares outstanding:
Basic	12,666,236	10,469,444	11,838,724	10,353,924
Dilutive	14,037,589	11,603,547	13,283,777	11,089,606

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